Exhibit 99.1

Hoth Therapeutics Appoints Dr. Stefanie Johns, Ph.D., as Chief Scientific Officer

NEW YORK, NY August 31, 2020 /PRNewswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH) a biopharmaceutical company, today announces the appointment of Stefanie Johns, Ph.D., to the position of Chief Scientific Officer, effective September 2020. In her role, Dr. Johns will further advance Hoth’s pipeline through both preclinical and clinical stages.

“It’s our pleasure and privilege to have Dr. Johns join us, as she brings a rare combination of clinical and medical affairs proficiency from her previous work,” said Robb Knie, Chairman and CEO of Hoth. “She will be a vital resource for our inventors, Scientific Advisory Board, and the entire Hoth team as we continue to build momentum toward executing our corporate vision of bringing novel treatments to the patients who need them.”

Dr. Johns has worked in the biopharmaceutical and medical device industries for over 8 years, with development experience across drug, biologic, medical devices, and in vitro diagnostic device products in US and global markets. Prior to joining Hoth, Dr. Johns served as Director of Regulatory Affairs at Enable Injections, Inc., where she led the global regulatory strategy for the subcutaneous drug delivery device platforms. As a consultant at Camargo Pharmaceutical Services, Dr. Johns provided strategic regulatory and development guidance on over 30 505(b)(2) drug and drug-device combination product programs spanning the Dermatology, Cardiovascular and Renal, Gastroenterology, Pulmonary, Neurology, Oncology, Anesthesiology/Pain, Psychiatry, Urology/Gynecology, and Rare Disease Divisions at FDA. Dr. Johns was also a contributing scientist in the development of the Hoth BioLexa Platform technology, scheduled to enter clinical trials in Q4 2020, and has served on the Hoth Scientific Advisory Board since March 2019, providing strategic regulatory guidance across the pipeline portfolio. Dr. Johns received her Ph.D. in protein biochemistry from the University of Cincinnati and a B.S. in Biological Sciences from Wright State University.

“Hoth Therapeutics has developed a diverse pipeline with innovative therapeutic potential and I look forward to using my industry experience to help drive advancement of the existing programs and continue expanding the pipeline portfolio.  I am honored to serve as Chief Scientific Officer and contribute to Hoth’s mission to develop a new generation of therapies,” said Dr Stefanie Johns.

About Hoth Therapeutics, Inc.
Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for dermatological disorders. Hoth’s pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis, chronic wounds, psoriasis, asthma and acne. Hoth has also recently entered into two different agreements to further the development of two different vaccine prospects to prevent or treat COVID-19. To learn more, please visit www.hoththerapeutics.com.

Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the proposed offering, timing and the use of proceeds. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this press release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
LR Advisors LLC
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com
Phone: (678) 570-6791

SOURCE Hoth Therapeutics, Inc.

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